UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2017

Rowan Companies plc

(Exact name of registrant as specified in its charter)

England and Wales	1-5491	98-1023315
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification Number)

Rowan Companies plc
2800 Post Oak Boulevard
Suite 5450
Houston, Texas	77056-6189
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 621-7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 8, 2017 (the “Redemption Date”), Rowan Companies, Inc. (the “Company”) redeemed all of the outstanding aggregate principal amount of its 5% senior notes due 2017 (the “2017 Notes”) at a redemption price of 100% of the aggregate principal amount of the 2017 Notes to be redeemed, plus a “make-whole” premium and accrued and unpaid interest to the Redemption Date, pursuant to the terms of the Indenture, dated as of July 21, 2009, between the Company and U.S. Bank National Association, as trustee, as supplemented on August 30, 2010 and May 4, 2012, governing the 2017 Notes. The redemption was made solely pursuant to a formal notice of redemption dated January 9, 2017. None of the 2017 Notes will remain outstanding after the Redemption Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2017	Rowan Companies plc

	By:	/s/ Melanie M. Trent
Melanie M. Trent Executive Vice President, General Counsel, Chief Administrative Officer and Company Secretary